UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2018 (December 29, 2017)

Micron Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2017, Micron Products, Inc. (“Micron”), a wholly owned subsidiary of Micron Solutions, Inc. (NYSE:American MICR), (“Micron Solutions”, collectively the “Company”) entered into a new three-year $9,500,000 Asset Based Credit and Security Agreement (the “Agreement”) with Rockland Trust Company (“Lender”), a Massachusetts trust company, replacing the Company’s previous lender.   The terms and conditions outlined herein are merely summaries and subject to the full text of the Agreement and related documents.

The Agreement includes a revolving line of credit of up to $5.0 million (“Revolver”), a machinery and equipment term loan of $2.5 million (“Equipment Loan”) and a real estate term loan of $2.0 million (“Real Estate Loan” and together with the “Equipment Loan” the “Term Loans”).

The purpose of the financing is (a) to refinance the approximate $5.6 million of indebtedness owed to the Company’s previous lender, (b) to repay subordinated debt in the approximate amount of $450,000, plus interest, (c) to pay the expenses in respect of the financing, and (d) subject to the terms and conditions of the Agreement, for the future general corporate purposes of the Company.

The $5.0 million Revolver provides for borrowings up to:

(i) Up to 85% of the face amount of eligible accounts (other than credit insured accounts), plus
(ii) Up to 90% of the face amount of credit insured accounts, plus

(iii) The least of (i) up to 60% of the cost of eligible inventory, (ii) up to 80% of the net orderly liquidation value of the cost of such eligible inventory, and (iii) $1,500,000 minus the amount of eligible consigned inventory included in the Borrowing Base, plus

(iv) The lesser of (i) up to 60% of the cost of eligible consigned inventory (as determined from an initial and subsequent periodic appraisals), and (ii) $400,000, minus
(v) Certain reserves established in Lender’s discretion.

The Revolver allows for interest only payments during the term of the facility with the full principal outstanding balance to be paid upon maturity on December 29, 2020.    All borrowings of the Revolver shall be at Micron’s option of either, the Wall Street Journal prime rate plus 0.5%, or daily one-month LIBOR plus 3.25%.  This Revolver carries a provision for a quarterly unused facility fee equal to 0.25% per annum of the average daily undisbursed face amount of the revolver during the three months immediately preceding the applicable due date and has no prepayment penalty.

The Equipment Loan requires monthly principal payments of approximately $29,762, payable on the first day of each month commencing February 1, 2018.  The Equipment Loan is based upon an eighty-four (84) month amortization with a balloon payment of approximately $1,458,333 due and payable in full upon maturity on December 29, 2020 or as specified in the Agreement.

The Real Estate Loan requires monthly principal payments of approximately $8,333, payable on the first day of each month commencing February 1, 2018.  The Real Estate Loan is based upon a two hundred and forty (240) month amortization with a balloon payment of approximately $1,708,333 due and payable in full upon maturity on December 29, 2020 or as specified in the Agreement.

.

Interest on the Terms Loans shall be at such Wall Street Journal prime rate plus 0.75%, or daily one-month LIBOR plus 3.5%.  All interest will be calculated based upon a year of 360 days for actual days elapsed.  All interest will accrue from the Closing Date and will be payable monthly in arrears in cash.  Upon the occurrence and during the continuation of an Event of Default, all interest will be increased by 2% above the per annum rate otherwise applicable thereto.  The Term Loans carry a prepayment penalty with respect to the prepayment of any portion of either Term Loan equal to 3%, 2%, and 1% of the amount prepaid in the first, second, and third years, respectively, of the Agreement.

This three-year Agreement contains covenants related to various matters including certain financial covenants, prohibitions on further borrowings and security interests, merger or consolidation, acquisitions, guarantees, sales of assets other than in the normal course of business, leasing, and payment of dividends. The lender has a security interest in all assets of Micron and a mortgage encumbering certain real property.  Micron Solutions serves as Guarantor of all obligations of Micron.

A  portion of the proceeds of the Agreement will be used to repay the Company’s subordinated promissory notes (“Notes”) held by six investors totaling $450,000, plus interest.  The Notes were part of a private offering in December 2013 which were refinanced in October 2016 to mature on December 31, 2018.  Three of such investors are related parties:  REF Securities, LLP, and with Mr. Rodd E. Friedman, a director of the Company since July 21, 2017, a beneficial owner of approximately 13% of the Company’s common stock, invested $100,000 in the offering; the Chambers Medical Foundation (the “Foundation”), beneficial owner of approximately 10% of the Company’s common stock, invested $100,000 in the offering; and Mr. E. P. Marinos, director emeritus, invested $50,000 in the offering. The Company’s Chairman of the Board is a co-trustee of the Foundation but has held no dispositive powers since his appointment as such.

Forward-Looking Statements

Except for the historical information contained herein, the matters disclosed herein include forward-looking statements which are the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or those anticipated by the Company. The most significant of these risks are detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended December 31, 2016 and the Company’s quarterly report on Form 10-Q for the three and nine months ended September 30, 2017. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On January 4, 2018, the Company issued a press release regarding the new Agreement.

The information in this Item 7.01 disclosure, including Exhibit 99.01, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.01, shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.Description

99.01Press Release dated January 4, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 4th day of January, 2018.

MICRON SOLUTIONS, INC.

By:  /s/ Derek T. Welch

Derek T. Welch

Chief Financial Officer